                                                                      EXHIBIT 12

             TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
              COMBINED WITH 50% OWNED UNCONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

                                                                     NINE MONTHS
                                                                        ENDED
                                                                    SEPTEMBER 30,
                                                                ---------------------
                                                                 2003           2002
                                                                ------         ------
                                                                (DOLLARS IN MILLIONS)
Income (loss) before cumulative effect of change in
  accounting principle......................................    $  29          $  22
Add:
  Interest expense..........................................      103            108
  Amortization of interest capitalized......................        1              1
  Portion of rentals representative of the interest
     factor.................................................        8              8
  Income tax expense (benefit)..............................       (1)             6
  Minority interest.........................................        5              2
  Undistributed (earnings) losses of affiliated companies in
     which less than a 50% voting interest is owned.........        3              2
                                                                -----          -----
     Earnings as defined....................................    $ 148          $ 149
                                                                =====          =====
Interest expense............................................    $ 103          $ 108
Interest capitalized........................................        3              3
Portion of rentals representative of the interest factor....        8              8
                                                                -----          -----
     Fixed charges as defined...............................    $ 114          $ 119
                                                                =====          =====
Ratio of earnings to fixed charges..........................     1.30           1.25
                                                                =====          =====
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